CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

March 1, 2013

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby consent to the incorporation by reference in the Annual Report of Dussault Apparel Inc. on Form 10-K of my audit report, dated February 9, 2012, relating to the accompanying balance sheet as of October 31, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year then ended.

/s/John Kinross-Kennedy

John Kinross-Kennedy, CPA